Exhibit 77(q)(1)(a)(1)

                    ING STRATEGIC ALLOCATION PORTFOLIOS, INC.

                             ARTICLES SUPPLEMENTARY


         ING STRATEGIC ALLOCATION PORTFOLIOS, INC., a Maryland corporation registered as an open-end investment company under the Investment Company Act of 1940, as amended, and having its principal office in the State of Maryland in Baltimore City, Maryland (hereinafter called the "Corporation"), hereby certifies to the State Department of Assessments and Taxation of Maryland that:

         FIRST: The Corporation hereby supplements its Articles of Amendment and Restatement (the "Charter") as currently in effect, in accordance with Section Seventh and Section Ninth (g), to designate three hundred million (300,000,000) shares of stock of the Corporation as shares of "Adviser Class".

         SECOND: The total number of shares of Capital Stock that the Corporation currently has authority to issue is two billion (2,000,000,000), with a par value of one-tenth of one cent ($.001) per share, and an aggregate par value of two million dollars ($2,000,000).

         THIRD: Immediately prior to the effectiveness of the Charter supplement set forth in Article FIRST, the shares of Capital Stock of the portfolios of the Corporation were designated as follows:

  -------------------------------------------- ------------------------ -----------------------------
                Name of Series                 Name of Class of Series   Number of Shares Allocated
                --------------                 -----------------------   --------------------------
  -------------------------------------------- ------------------------ -----------------------------
  ING VP Strategic Allocation Balanced
  Portfolio                                            Class I                  100,000,000

                                               ------------------------ -----------------------------

                                                       Class S                  100,000,000

  -------------------------------------------- ------------------------ -----------------------------
  ING VP Strategic Allocation Growth
  Portfolio                                            Class I                  100,000,000

                                               ------------------------ -----------------------------

                                                       Class S                  100,000,000

  -------------------------------------------- ------------------------ -----------------------------
  ING VP Strategic Allocation Income
  Portfolio                                            Class I                  100,000,000

  -------------------------------------------- ------------------------ -----------------------------

  -------------------------------------------- ------------------------ -----------------------------
                                                       Class S                  100,000,000


  -------------------------------------------- ------------------------ -----------------------------

for a total of six hundred million (600,000,000) shares classified into separate classes of Capital Stock, with one billion, four hundred million (1,400,000,000) being unclassified.

         FOURTH: Immediately following the effectiveness of the Charter supplement set forth in Article FIRST, the shares of Capital Stock of the Corporation are designated as follows:

  -------------------------------------------- ------------------------ -----------------------------
                                               Name of Class of Series   Number of Shares Allocated
                Name of Series

  -------------------------------------------- ------------------------ -----------------------------
  ING VP Strategic Allocation Balanced                                          100,000,000
  Portfolio                                         Adviser Class

                                               ------------------------ -----------------------------
                                                                                100,000,000
                                                       Class I

                                               ------------------------ -----------------------------

                                                                                100,000,000
                                                       Class S
  -------------------------------------------- ------------------------ -----------------------------
  ING VP Strategic Allocation Growth                                            100,000,000
  Portfolio                                         Adviser Class

                                               ------------------------ -----------------------------
                                                                                100,000,000
                                                       Class I

                                               ------------------------ -----------------------------

                                                                                100,000,000
                                                       Class S
  -------------------------------------------- ------------------------ -----------------------------
  ING VP Strategic Allocation Income                                            100,000,000
  Portfolio                                         Adviser Class

                                               ------------------------ -----------------------------
                                                                                100,000,000
                                                       Class I

                                               ------------------------ -----------------------------

                                                                                100,000,000
                                                       Class S
  -------------------------------------------- ------------------------ -----------------------------

for a total of nine hundred million (900,000,000) shares classified into separate classes of Capital Stock, with one billion, one hundred million (1,100,000,000) being unclassified.

         FIFTH: The supplement to the Charter herein set forth was duly approved by a majority of the entire Board of Directors and is limited to changes expressly permitted by Section 2-605 of the Maryland General Corporation Law to be made without action by the stockholders of the Corporation.

         SIXTH: The supplement to the Charter herein set forth does not increase the authorized stock of the Corporation.

         SEVENTH: The effective date of this amendment to the Charter is April 29, 2005.

         IN WITNESS WHEREOF, ING Strategic Allocation Portfolios, Inc. has caused these Articles Supplementary to be signed in its name on its behalf by its authorized officers who acknowledged that these Articles Supplementary are the act of the Corporation, that to the best of their knowledge, information and belief, all matters and facts set forth herein relating to the authorization and approval of these Articles Supplementary are true in all material respects and that this statement is made under the penalties of perjury.

WITNESS:                                   ING Strategic Allocation Portfolios,
                                           Inc.


_____________________________              ______________________________
Name:    Theresa K. Kelety, Esq.           Name:    Michael J. Roland
Title:   Secretary                         Title:   Executive Vice President

Dated: _______________